Exhibit 99.1

Adverum Biotechnologies Reports Fourth Quarter and Full Year 2021 Financial Results

REDWOOD CITY, Calif., March 29, 2022 -- Adverum Biotechnologies, Inc. (Nasdaq: ADVM), a clinical-stage gene therapy company targeting unmet medical needs in ocular and rare diseases, today reported financial results for the fourth quarter and full year ended December 31, 2021 and provided a business update.

“2022 is on track to be an important year for Adverum, as we progress our plan to initiate a Phase 2 trial evaluating two doses of ADVM-022 in patients with wet age-related macular degeneration,” stated Laurent Fischer, M.D., president and chief executive officer at Adverum Biotechnologies. “Given our robust safety review of all 55 patients treated with ADVM-022, promising clinical efficacy data generated in our OPTIC study in wet age-related macular degeneration and cash runway into 2024, we are able to approach initiating a Phase 2 trial of ADVM-022 with confidence. We are looking forward to dosing the first patient in the third quarter of 2022.”

“Additionally, we continue to strengthen our leadership team with multiple senior management hires and board appointments, all of whom are veterans in their respective fields and embrace the vision of Adverum,” Fischer continued, “Together we are committed to advancing ADVM-022's development and its potential to deliver a one-time, in-office treatment designed to prevent vision loss in wet age-related macular degeneration patients and to offer an alternative to today’s standard of care requiring frequent anti-VEGF injections.”

ADVM-022 for Wet Age-Related Macular Degeneration (Wet AMD)

Adverum intends to initiate a Phase 2 trial to evaluate two dose levels of ADVM-022, 2 X 10^11 vg/eye (2E11) and a new lower dose 6 X 10^10 vg/eye (6E10), as well as new enhanced prophylactic steroid regimens, which are expected to include local steroids and combination of local and systemic steroids. Adverum anticipates the study will evaluate endpoints similar to the Phase 1 OPTIC trial in wet AMD. The company expects to dose the first patient in the Phase 2 trial in the third quarter of 2022.

Adverum presented two-year follow-up data from its Phase 1 OPTIC trial of ADVM-022 in wet AMD patients at the Retina Society’s 54th Annual Scientific Meeting in October 2021. The data presented demonstrated a greater than 80% reduction in annualized anti-VEGF injections following the 2E11 vg/eye ADVM-022 intravitreal (IVT) injection. Additionally, in patients with wet AMD, ADVM-022 was well-tolerated and ocular inflammation was minimal and responsive to steroid eye drops.

Additional Recent Highlights

•Adverum was granted Orphan Drug Designation (ODD) by the FDA for ADVM-062 (AAV/7m8-L-opsin), a novel gene therapy product candidate developed as a potential single IVT administration for the treatment of blue cone monochromacy by delivering a functional copy of the OPN1LW gene.

•Key executive leadership hires include Rupert D’Souza, Ph.D., M.B.A., as chief financial officer, Star Seyedkazemi, Pharm.D., as chief development officer, and Richard Beckman, M.D., as chief medical officer. Jim Wang, Ph.D., M.B.A., who joined the company in August 2021, was recently promoted to chief regulatory officer.
•Two additions were made to the Board of Directors with the appointments of Rabia Gurses Ozden, M.D. and Soo J. Hong, M.B.A. Dr. Ozden joins with two decades of experience in ophthalmology, clinical development and operations, pharmacovigilance, regulatory affairs and gene therapy. Ms. Hong brings a deep expertise in human capital management, executive and leadership development as well as executive and board compensation design and governance serving rapidly growing organizations during periods of transformation.

Anticipated 2022 Milestones

•2Q 2022 – Presentation of “Phase 1 Study of Intravitreal (IVT) Gene Therapy with ADVM-022 for neovascular AMD (OPTIC Trial): the role of neutralizing antibodies (NAbs)” at The Association for Research in Vision and Ophthalmology (ARVO) Annual Meeting on May 1, 2022, in Denver, CO
•2Q 2022 – Intend to present non-human primate protein expression data supporting a human equivalent dose of ADVM-022 6 X 10^10 vg/eye (6E10)
•Mid-2022 – Complete IND amendment process to enable initiation of Phase 2 trial of ADVM-022 in wet AMD
•3Q 2022 – Plan to dose first patient in an ADVM-022 Phase 2 trial in wet AMD

Financial Results for the Three Months Ended December 31, 2021

•Cash, cash equivalents and short-term investments were $305.2 million as of December 31, 2021, compared to $332.7 million as of September 30, 2021, and $429.7 million as of December 31, 2020. Adverum expects the year-end cash position to fund operations into 2024.
•Research and development expenses were $22.5 million for the three months ended December 31, 2021, compared to $22.7 million for the same period in 2020. Research and development expenses were relatively flat primarily due to lower clinical trial costs offset by slightly higher laboratory and consulting expenses. Stock-based compensation expense included in research and development expenses was $1.8 million for the fourth quarter of 2021.
•General and administrative expenses were $11.9 million for the three months ended December 31, 2021, compared to $13.7 million for the same period in 2020. General and administrative expenses decreased primarily due to lower personnel-associated and professional services costs, partially offset by higher insurance and higher lease expenses for Adverum’s new headquarters. Stock-based compensation expense included in general and administrative expenses was $2.7 million for the fourth quarter of 2021.
•Net loss was $34.4 million, or $0.35 per basic and diluted share, for the three months ended December 31, 2021, compared to $37.6 million, or $0.39 per basic and diluted share, for the same period in 2020.

About Adverum Biotechnologies

Adverum Biotechnologies (Nasdaq: ADVM) is a clinical-stage gene therapy company targeting unmet medical needs in serious ocular and rare diseases. Adverum is evaluating its novel gene therapy candidate, ADVM-022, as a one-time, intravitreal injection for the treatment of patients with neovascular or wet age-related macular degeneration. ADVM-062 is a gene therapy candidate specifically designed for patients suffering from blue cone monochromacy. ADVM-062 utilizes Adverum’s propriety vector capsid, AAV.7m8. For more information, please visit www.adverum.com.

Forward-looking Statements

Statements contained in this press release regarding the events or results that may occur in the future are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to statements regarding the expected current cash runway into 2024, and the statements under the caption “Anticipated 2022 Milestones” and in the first paragraph under the caption “ADVM-022 for Wet Age-Related Macular Degeneration (Wet AMD).” Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include risks inherent to, without limitation: Adverum’s novel technology, which makes it difficult to predict the time and cost of product candidate development and obtaining regulatory approval; the results of early clinical trials not always being predictive of future results; and any future complications or side effects in connection with use of ADVM-022, to delay or prevent regulatory advancement or approval for ADVM-022. Additional risks and uncertainties facing Adverum are set forth under the caption “Risk Factors” and elsewhere in Adverum’s Securities and Exchange Commission filings and reports, including Adverum’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, and future filings and reports by Adverum, including Adverum’s Annual Report on Form 10-K for the year ended December 31, 2021. All forward-looking statements contained in this press release speak only as of the date on which they were made. Adverum undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Inquiries

Anand Reddi
Vice President, Head of Corporate Strategy and External Affairs & Engagement
Adverum Biotechnologies, Inc.
T: 650-649-1358

Or

Investors:
Laurence Watts
Gilmartin Group
T: 619-916-7620
E: laurence@gilmartinir.com

Media:
Jennifer Arcure Canale Communications
T: 917-603-0681
E: Jennifer.Arcure@canalecomm.com

Source: Adverum Biotechnologies, Inc.

Adverum Biotechnologies, Inc.
Consolidated Balance Sheets
(In thousands)

	December 31 2021 *(Unaudited)*	December 31 2020 *(1)*
Assets		
Current assets:		
Cash and cash equivalents	$ 34,195	$ 62,424
Short-term investments	270,993	367,305
Lease incentive receivable	5,709	-
Prepaid expenses and other current assets	6,248	4,709
Total current assets	317,145	434,438
Property and equipment, net	33,060	27,725
Operating lease right-of-use asset	86,000	19,376
Restricted cash	2,503	999
Deferred rent receivable	769	-
Deposit and other long-term assets	250	29
Total assets	$ 439,727	$ 482,567
Liabilities and stockholders' equity		
Current liabilities:		
Accounts payable	$ 1,387	$ 2,810
Lease liability, current portion	1,886	4,473
Accrued expenses and other current liabilities	18,047	13,588
Total current liabilities	21,320	20,871
Lease liability, net of current portion	101,108	26,235
Other noncurrent liabilities	1,114	1,114
Total liabilities	123,542	48,220
Stockholders' equity:		
Common stock	10	10
Additional paid-in capital	964,965	937,134
Accumulated other comprehensive loss	(714)	(261)
Accumulated deficit	(648,076)	(502,536)
Total stockholders' equity	316,185	434,347
Total liabilities and stockholders' equity	$ 439,727	$ 482,567

(1) Derived from Adverum's annual audited consolidated financial statements.